Exhibit 10.66  -- Consulting Service Contract

                          CONSULTING SERVICE AGREEMENT
                          WITH SIR CHRISTOPHER THOMPSON


This consulting services agreement ("Consulting Agreement") is made as of this Tuesday, August 26, 2003, by and between Sir Christopher Thompson, Savannah House, All Saints, Antigua, (referred to herein as the "Consultant") and Trezac International Corporation, 1240 South Parker Road, Suite 203, Denver, CO 80231 (referred to herein as the "Company"), with Sir Christopher Thompson and Company collectively sometimes herein referred to as the "Parties". The Parties hereby agree as follows:

WHEREAS, the Company (a Texas corporation) is a fully reporting company whose securities are traded on the Over-the-Counter Bulletin Board under the ticker symbol "TRZA;" and

WHEREAS, and the Consultant has business connections to source asset bank debt and collateralize debt in former Soviet Union Block countries; and

WHEREAS, the Company wishes to retain Sir Christopher Thompson as a non-exclusive corporate consultant; and

IT IS, THEREFORE agreed that:

1. Services. The Company shall retain Sir Christopher Thompson to provide general corporate consulting services which may include, but not be limited to: assistance finding business contacts to source asset bank debt and collateralize debt in former Soviet Union countries, particularly Moldova. The Consultant shall agree to make himself available for the foregoing purposes and devote such business time and attention thereto as it shall determine is required.

The Company understands that any and all business contacts, opinions or advice given to the Company by the Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or filings made lies solely with the Company and not with the Consultant.

2. Term. The term of this Consulting Agreement shall be from the date hereof until December 31, 2003 (the "Term").

3. Compensation. As compensation for entering into this Consulting Agreement and for services rendered over the Term, Sir Christopher Thompson shall be granted fifteen million (15,000,000) shares of the Company's common stock, par value $0.0001 per share.

The Company hereby agrees to register the shares of common stock underlying the above referenced common stock on a Form S-8 registration statement. The The Shares of Common Stock to be issued to Consultant shall be duly authorized and validly issued, fully paid and unassessable, free of liens, encumbrances and restrictions on transfer, and shall be issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws or pursuant to valid exemptions therefrom.

4. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties consent to the jurisdiction of the courts of the State of Texas and the United States District Court of Texas, and their respective appellate Courts and further waive objection to venue in any such court for all cases in controversy relating to disagreement or the relationship between the parties.

5. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

6. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any or omission by Company. The Consultant shall indemnify and hold harmless the Company from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any act or omission by the Consultant.

7.  Miscellaneous.

           7.1  Assignment. This Agreement is not transferable or assignable.

           7.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by fax transmission of an executed copy of this agreement by the other party, and acceptance of such fax copies shall create a valid and binding agreement between the parties.

       7.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

          7.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

          7.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

         7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.


Tuesday, August 26, 2003
                                            TREZAC INTERNATIONAL CORPORATION

                                            By: /s/  Paul Taylor
                                            --------------------------------
                                                     Paul Taylor
                                                     President

  AGREED AND ACCEPTED

  By:    /s/ Sir Christopher Thompson
         ------------------------------
             Sir Christopher Thompson
             Savannah House
             All Saints, Antigua